1northerntrust.com | © 2022 NorthernTrust Northern Trust Corporation .Second Quarter 2022 Quarterly Earnings Review . July 20, 2022

EXECUTIVE SUMMARY

- Net income of $396.2 million, earnings per diluted common share of $1.86.
- Return on average common equity of 15.7%.
- The current quarter included:
  - *Pre-tax pension settlement charge of $20.3 million in the current year, compared to $17.6 million in the prior-year.*
  - *Current quarter effective tax rate of 26.7%.*
  - *Results for the quarter also included the impact of certain accounting reclassifications implemented at the start of 2022 which impact the year-over-year comparisons. For the current quarter, this resulted in a $17.3 million increase to Trust, Investment and Other Servicing Fees, with:*
    - *$6.9 million ($3.5 million in Other Asset Servicing fees and $3.4 million in Wealth Management) relating to amounts recorded in Other Operating Income in the prior year, and;*
    - *$10.4 million relating to amounts previously recorded in the prior year as a reduction of Other Operating Expense now reported as an increase in Asset Servicing Investment Management fees.*

Key Macroeconomic Factors			Month Lag[1]		Quarter Lag[2]	
	YoY	Seq	YoY	Seq	YoY	Seq
S&P 500	(11.9)%	(16.4)%	3.5%	(6.3)%	14.0%	(4.9)%
MSCI EAFE Local	(9.0)%	(8.8)%	0.8%	(2.6)%	3.7%	(4.4)%
1 month Libor (Avg)	91 bps	79 bps				
3 month Libor (Avg)	138 bps	102 bps				
EUR / USD	13.4%	6.4%				
GBP / USD	13.8%	8.4%				

[1] Month Lag YoY represents the average month-ends of Mar. 2022 – May 2022 vs. Mar. 2021 – May 2021. Month Lag Seq represents the average month-ends of Mar. 2022 – May 2022 vs. Dec. 2021 – Feb. 2022.

[2] Quarter Lag YoY represents quarter-end Mar. 2022 vs. Mar. 2021. Quarter Lag Seq represents quarter-end Mar. 2022 vs. Dec. 2021.

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3northerntrust.com | © 2022 NorthernTrust SUMMARY RESULTS & KEY METRICS $ in millions (except EPS and as noted) % Change Vs. 2Q 2022 2Q 2021 1Q 2022 Revenue (FTE1) $1,779.8 12% 3% Noninterest Expense 1,223.6 9% 1% Provision for Credit Losses 4.5 N/M 125% Net Income $396.2 8% 2% Diluted Earnings per Share $1.86 8% 5% Return on Average Common Equity2 15.7% 13.7% 14.2% Pre-Tax Margin1,2 31.0% 31.1% 30.0% Expense to Trust Fee Ratio2 107% 104% 103% Assets under Custody / Administration3 (in billions) $13,734 (13)% (12)% Assets under Custody3 (in billions) $10,684 (13)% (11)% Assets under Management3 (in billions) $1,303 (15)% (12)% 1 Revenue and pre-tax margin stated on a fully taxable equivalent (FTE) basis are non-GAAP financial measures. A reconciliation to reported revenue and reported pre-tax margin prepared in accordance with U.S. generally accepted accounting principles (GAAP) is included in the Appendix on page 10. 2 Actual numbers for all periods, not % change. 3 Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission. N/M - Not meaningful

4northerntrust.com | © 2022 NorthernTrust TOTAL REVENUE $ in millions Total Revenue (FTE1) $1,075 $1,111 $1,111 $1,168 $1,143 $71 $66 $77 $81 $78 $99 $110 $119 $88 $89 $344 $357 $371 $388 $470 $1,589 $1,645 $1,677 $1,725 $1,780 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 +12% +3% Trust, Investment and Other Servicing Fees FX Trading Income Other Noninterest Income2 Net Interest Income (FTE1)  Trust, Investment & Other Servicing Fees were up 6% year-over-year and down 2% sequentially.  Foreign Exchange Trading Income was up 10% year-over-year and down 4% sequentially.  Other Noninterest Income was down 10% year-over-year and up 1% sequentially.  Net Interest Income (FTE1) was up 37% year-over-year and 21% sequentially. Categories may not sum due to rounding. 1 Net interest income and total revenue stated on an FTE basis are non-GAAP financial measures. A reconciliation of these measures to reported results prepared in accordance with U.S. GAAP is included in the Appendix on page 10. 2 Other Noninterest Income includes Security Commissions and Trading Income, Treasury Management Fees, Other Operating Income, and Investment Security Gains (Losses), net

TRUST, INVESTMENT & OTHER SERVICING FEES

$ in millions (except as noted)

Trust, Investment & Other Servicing Fees	2Q 2022	% Change Vs. 2Q 2021	% Change Vs. 1Q 2022
Custody & Fund Administration	$433.8	(5)%	(4)%
Investment Management	148.4	+47%	+1%
Securities Lending	21.6	+11%	+14%
Other	38.9	+7%	(11)%
Total Asset Servicing	$642.7	+5%	(3)%
Central	$177.4	+2%	(2)%
East	128.1	+1%	(4)%
West	98.7	+5%	(3)%
Global Family Office (GFO)	96.5	+41%	+9%
Total Wealth Management	$500.7	+8%	(1)%
Client Assets[1] (in billions):			
Asset Servicing AUC/A	$12,812	(13)%	(12)%
Asset Servicing AUC	$9,771	(13)%	(11)%
Asset Servicing AUM	$950	(19)%	(13)%
Securities Lending Collateral	$169	**(15)%**	**(4)%**
Wealth Management AUC/A	$922	(5)%	(11)%
Wealth Management AUC	$913	(6)%	(11)%
Wealth Management AUM	$353	(5)%	(11)%

- Asset Servicing Trust, Investment & Other Servicing Fees were up 5% year-over-year and down 3% sequentially.
  - Custody & fund administration fees decreased year-over-year primarily due to unfavorable currency translation, partially offset by new business. Sequentially, custody & fund administration fees decreased primarily due to unfavorable currency translation and unfavorable markets.
  - Investment management fees increased year-over-year primarily due to lower money market mutual fund fee waivers and the previously mentioned accounting reclassification, partially offset by client outflows. Sequentially, investment management fess increased primarily due to lower money market mutual fund fee waivers, partially offset by client outflows and unfavorable markets.
  - Other fees decreased sequentially due to prior quarter fees associated with seasonal benefit payment services.
- Wealth Management Trust, Investment & Other Servicing Fees were up 8% year-over-year and down 1% sequentially.
  - Fees in the regions (Central, East and West) increased year-over-year primarily due to lower money market mutual fund fee waivers and new business. Sequentially, fees in the regions decreased primarily due to unfavorable markets, partially offset by lower money market mutual fund fee waivers.
  - Fees in GFO increased year-over-year primarily due to lower money market mutual fund fee waivers, new business, and favorable markets. Sequentially, fees in GFO increased primarily due to lower money market mutual fund fee waivers, partially offset by unfavorable markets.
- The second quarter of 2022 reflected the elimination of money market fee waivers relating to low interest rates.

[1] Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

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6northerntrust.com | © 2022 NorthernTrust NET INTEREST INCOME Average Earning Assets ($ in billions) $142.0 $144.0 $148.8 $149.8 $139.9 0.97% 0.98% 0.99% 1.05% 1.35% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 NII (FTE1) in millions $ 343.9 $ 357.1 $ 370.6 $ 387.7 $469.8 Loans & Leases Securities Deposits w/ Banks Fed Deposits & Other NIM (FTE1)  Net Interest Income (FTE1) was up 37% year-over- year and 21% sequentially. Net interest margin (FTE1) was 1.35%.  Average Earning Assets were down 1% year-over- year and 7% sequentially.  Average Total Deposits were up 1% year-over-year and down 7% sequentially.  Net Interest Margin increased 38 basis points from the prior-year quarter and increased 30 basis points sequentially. The year-over-year and sequential increases were both primarily due to higher average interest rates, favorable balance sheet mix, and $6.9 million in nonrecurring interest received from certain nonaccrual loans. 1 Net interest income and net interest margin stated on an FTE basis are non-GAAP financial measures. A reconciliation of these measures to reported results prepared in accordance with U.S. GAAP is included in the Appendix on page 10.

7northerntrust.com | © 2022 NorthernTrust NONINTEREST EXPENSE $ in millions Total Noninterest Expense $605 $598 $618 $668 $666 $218 $211 $224 $213 $213 $178 $185 $196 $194 $204 $52 $54 $52 $51 $51 $68 $81 $79 $80 $90 $1,121 $1,129 $1,169 $1,206 $1,224 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 +9% +1% Compensation & Benefits Outside Services Equipment & Software Occupancy Other  Expenses totaled $1.2 billion in the second quarter, up 9% year-over-year and 1% sequentially.  The year-over-year growth in expenses was primarily driven by increases in compensation, equipment and software related costs, and other operating expense.  The sequential expense performance was primarily driven by increases in employee benefits, other operating expense, and equipment and software related costs, partially offset by decreases in compensation expense. Categories may not sum due to rounding.

8northerntrust.com | © 2022 NorthernTrust CAPITAL Northern Trust Corporation Capital Ratios Advanced Approach Common Equity Tier 1 11.6% Tier 1 12.7% Total 13.7% Tier 1 Leverage 6.7% Supplementary Leverage 7.6% Standardized Approach Common Equity Tier 1 10.5% Tier 1 11.5% Total 12.6% Tier 1 Leverage 6.7% Capital Return  Declared $148.0 million in common stock dividends and $4.7 million in preferred stock dividends in 2Q 2022.  Repurchased $0.3 million of common stock in 2Q 2022.  Accumulated other comprehensive income (loss) was ($1.5 billion) as of June 30, 2022, a change of ($0.6 billion) during the second quarter. As of June 30, 2022, capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.  Stress Capital Buffer requirement of 2.5%; resulting in minimum Common Equity Tier 1 requirement of 7%.

9northerntrust.com | © 2022 NorthernTrust Appendix

10northerntrust.com | © 2022 NorthernTrust RECONCILIATION OF NON-GAAP FINANCIAL MEASURES The following table presents a reconciliation of total revenue, net interest income, net interest margin and pre-tax margin prepared in accordance with GAAP to such measures on a fully taxable equivalent (FTE) basis, which are non-GAAP financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. 2Q22 1Q22 4Q21 3Q21 2Q21 Reported 1,768.7$ 1,718.7$ 1,667.0$ 1,633.8$ 1,580.3$ FTE Adj. 11.1$ 6.7$ 10.0$ 10.7$ 8.3$ FTE 1,779.8$ 1,725.4$ 1,677.0$ 1,644.5$ 1,588.6$ 2Q22 1Q22 4Q21 3Q21 2Q21 Reported 458.7$ 381.0$ 360.6$ 346.4$ 335.6$ FTE Adj. 11.1$ 6.7$ 10.0$ 10.7$ 8.3$ FTE 469.8$ 387.7$ 370.6$ 357.1$ 343.9$ NIM - Reported 1.31% 1.03% 0.96% 0.95% 0.95% NIM - FTE 1.35% 1.05% 0.99% 0.98% 0.97% 2Q22 1Q22 2Q21 Revenue - Reported 1,768.7$ 1,718.7$ 1,580.3$ Pre-Tax Income - Reported 540.6$ 510.8$ 486.5$ FTE Adj.* 11.1$ 6.7$ 8.3$ Revenue - FTE 1,779.8$ 1,725.4$ 1,588.6$ Pre-Tax Income - FTE 551.7$ 517.5$ 494.8$ Pre-Tax Margin - Reported 30.6% 29.7% 30.8% Pre-Tax Margin - FTE 31.0% 30.0% 31.1% * FTE Adjustment applies to both revenue and pre-tax income Revenue Net Interest Income Pre-Tax Margin

11northerntrust.com | © 2022 NorthernTrust FORWARD-LOOKING STATEMENTS This presentation may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 pandemic and its impact on global economic and market conditions and Northern Trust’s business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward- looking statements. This presentation should be reviewed together with Northern Trust Corporation’s Second Quarter 2022 earnings press release, which is available at: www.northerntrust.com/about-us/investor-relations